Filed Pursuant to Rule 424(b)(3)

Registration No. 333-291014

PROSPECTUS

Volato Group, Inc.

17,205,459 Shares of Common Stock

This prospectus relates to the resale from time to time of up to 17,205,459 shares of Class A common stock, par value $0.0001 per share (“Common Stock”), of Volato Group, Inc. (“we”, “us”, “our” or the “Company”) by the selling stockholder identified herein (collectively, with any of such selling stockholder’s transferees, pledgees, assignees, distributees, donees or successors-in-interest, the “Selling Stockholder”) consisting of 17,205,459 shares of Common Stock (the “Conversion Shares”) issuable upon the conversion of (i) a 10% original issue discount senior unsecured convertible promissory note issued to the Selling Stockholder on July 21, 2025 in an aggregate original principal amount of $3,000,000 (the “Third Tranche Note”) and (ii) a 10% original issue discount senior unsecured convertible promissory note issued to the Selling Stockholder on October 16, 2025 in an aggregate original principal amount of $2,220,000 (the “Fourth Tranche Note”), each issued pursuant to the terms of that certain Securities Purchase Agreement, dated as of December 4, 2024, that we entered into with the Selling Stockholder (the “SPA”), plus all accumulated interest until their maturity dates and redemption premium on each note, using the initial note floor prices of the Third Tranche Note and the Fourth Tranche Note of $0.2928 and $0.6128, respectively, assuming that each note remains outstanding until its maturity date and that the redemption premium and interest on each note are paid in shares of Common Stock. In addition to the Third Tranche Note and the Fourth Tranche Note, we issued to the Selling Stockholder (i) a 10% original issue discount senior unsecured convertible promissory note on December 4, 2024 in an aggregate original principal amount of $4,500,000 (the “First Tranche Note”) and (ii) a 10% original issue discount senior unsecured convertible promissory note on June 13, 2025 in an aggregate original principal amount of $1,500,000 (the “Second Tranche Note” and together with the First Tranche Note, the Third Tranche Note and the Fourth Tranche Note, the “Notes”), which shares of Common Stock issuable upon the conversion thereof are not being included in this prospectus. The SPA also provides for the issuance of additional 10% original issue discount senior unsecured convertible promissory notes in an aggregate original principal amount of $24,780,000 (together with the Notes, the “SPA Notes”), which shares of Common Stock issuable upon the conversion thereof are also not being included in this prospectus. All securities acquired by the Selling Stockholder pursuant to the terms of the SPA were, and will be, acquired in private transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). For additional information regarding the SPA, the SPA Notes and the Conversion Shares, see “Prospectus Summary – The Selling Stockholder Transactions”.

Our registration of the resale of the shares of Common Stock covered by this prospectus does not mean that the Selling Stockholder will offer or sell any of the Conversion Shares. We will not receive any proceeds from the resale of the Conversion Shares by the Selling Stockholder in this offering. However, we received (i) $4,050,000 in aggregate gross proceeds in connection with the issuance and sale of the First Tranche Note, (ii) $1,350,000 in aggregate gross proceeds in connection with the issuance and sale of the Second Tranche Note, (iii) $2,700,000 in aggregate gross proceeds in connection with the issuance and sale of the Third Tranche Note, and (iv) $1,998,000 in aggregate gross proceeds in connection with the issuance and sale of the Fourth Tranche Note (in each case, after giving effect to the 10% original issue discount for such Notes). We used, and intend to use, the net proceeds from the sale of the Notes for general corporate and working capital purposes. Our management will have broad discretion in the application of such proceeds. All selling and other expenses incurred by the Selling Stockholder will be paid by the Selling Stockholder, except for certain legal fees and expenses, which will be paid by us. The Selling Stockholder may sell, transfer or otherwise dispose of any or all of the Conversion Shares offered by this prospectus from time to time on the NYSE American LLC (“NYSE American”) or any other stock exchange, market, or trading facility on which the shares of Common Stock are traded, or in private transactions. The Conversion Shares may be offered and sold or otherwise disposed of by the Selling Stockholder at fixed prices, market prices prevailing at the time of sale, prices related to prevailing market prices, or privately negotiated prices. Refer to the section entitled “Plan of Distribution” for more information regarding how the Selling Stockholder may offer, sell, or dispose of its Conversion Shares. We will bear all fees and expenses incident to our obligation to register the Conversion Shares.

Our Common Stock is traded on the NYSE American under the symbol “SOAR”. On November 7, 2025, the last reported sale price of our Common Stock on the NYSE American was $1.40 per share. On February 24, 2025, we effected a 1-for-25 reverse stock split of our Common Stock. Unless otherwise indicated, all share and per-share amounts in this prospectus have been adjusted to give effect to the 1-for-25 reverse stock split.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our Common Stock involves risks. Before buying any shares of Common Stock, you should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this prospectus and in the documents incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the year ending December 31, 2024.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 11, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholder may, from time to time, offer and sell or otherwise dispose of the shares of our Common Stock covered by this prospectus. We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part. The prospectus supplement or post-effective amendment may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. The registration statement we filed with the SEC, of which this prospectus forms a part, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, any post-effective amendment, and any applicable prospectus supplement and the related exhibits filed with the SEC before making your investment decision. The registration statement and the exhibits can be obtained from the SEC, as indicated under the section entitled “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus. Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholder take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither we nor the Selling Stockholder are making an offer to sell our Common Stock in any jurisdiction where the offer or sale thereof is not permitted. You should not assume that the information appearing in this prospectus any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read the entirety of this prospectus before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus forms a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein. This summary does not contain all of the information you should consider before investing in our shares of Common Stock. Before deciding to invest in our shares of Common Stock, you should read this entire prospectus carefully, including the section of this prospectus entitled “Risk Factors” beginning on page 7 and under similar headings in the other documents that are incorporated by reference into this prospectus. As used in this prospectus, unless the context requires otherwise, the terms “Company,” “Volato,” “we,” “our” and “us” refer to Volato Group, Inc. and its consolidated subsidiaries.

Company Overview

The Company initially operated under the name Aerago, Inc., which was formed on January 7, 2021, in the State of Georgia. On August 31, 2021, Aerago, Inc. filed an amendment to its Articles of Incorporation to change its name to Volato, Inc. On December 1, 2023, the Company consummated a business combination transaction (the “Business Combination”) pursuant to a business combination agreement (the “Business Combination Agreement”), dated August 1, 2023 between the Company, PACI Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), and Volato, Inc. Pursuant to the terms of the Business Combination Agreement, Merger Sub merged with and into Volato, Inc., with Volato, Inc. surviving the merger as a wholly-owned subsidiary of the Company. In connection with the consummation of the Business Combination, the Company changed its name from “PROOF Acquisition Corp I” to “Volato Group, Inc.”

Volato is an aviation company advancing the industry with innovative solutions in aviation software and on-demand flight access. Historically, we generated revenue through our aircraft ownership program. This program was a focused commercial strategy including deposit products, charter flights, and aircraft management services. Our aviation experience led to the development of our proprietary software. Mission Control drives efficiency across operations and supports operators in managing fractional ownership, charter, and other services. With a commitment to advanced technology and customer-focused solutions, we are building scalable tools to elevate service quality and operational effectiveness in private aviation.

In September 2024, we announced an agreement with flyExclusive, Inc. (“flyExclusive”) to transition the management of our aircraft ownership program fleet operations to flyExclusive. Our management expects that this arrangement will provide substantial cost savings to the Company and allow us to focus on high-growth areas, such as aircraft sales and proprietary software. We took delivery of two Gulfstream G280s in the first half of 2025 and expect to receive an additional Gulfstream G280 in the fourth quarter of 2025. This arrangement is intended to allow the Company to benefit from the margins on aircraft sales without the burden of operational costs, while also generating revenue from our proprietary software.

The Selling Stockholder Transactions

On December 4, 2024, we entered into the SPA and certain related transaction documents described below with the Selling Stockholder. In accordance with the SPA, the Company agreed to issue the SPA Notes in an aggregate original principal amount of up to $36,000,000, which SPA Notes will be convertible into shares of Common Stock. On December 4, 2024, we issued the First Tranche Note to the Selling Stockholder in an aggregate principal amount of $4,500,000 at the initial closing (the “Initial Closing”) for a purchase price of $4,050,000, representing an original issue discount of ten percent (10%), and which matures on December 4, 2025. Following the Initial Closing, an aggregate principal amount of $31,500,000 of SPA Notes was available to be issued under the SPA. On June 13, 2025, the Company issued the Second Tranche Note, on July 21, 2025 the Company issued the Third Tranche Note, and on October 16, 2025 the Company issued the Fourth Tranche Note, in each case pursuant to the SPA and following the satisfaction or waiver of certain conditions. As of the date of this prospectus, an aggregate principal amount of $24,780,000 of SPA Notes is available to be issued under the SPA.

Any additional SPA Notes will be in aggregate principal amounts agreed to by the Company and the Selling Stockholder; provided, however, that no additional SPA Note will be in an amount in excess of $4,000,000, unless otherwise mutually agreed to by the Company and Selling Stockholder. Further, no additional SPA Notes will be issued at any time when the aggregate principal balance outstanding on all previously issued SPA Notes is greater than $2,000,000. It is also a condition to closing on any additional SPA Notes that during the twenty (20) trading days immediately preceding the most recent additional closing, a minimum of $500,000 in shares of Common Stock has been traded and the daily “VWAP” of the Common Stock is greater than the “Conversion Price” described below. “VWAP” is defined as the daily volume weighted average price of the Common Stock for a trading day on NYSE American (or such other market on which the Company’s Common Stock is listed) during regular trading hours as reported by Bloomberg L.P. Each additional SPA Note will mature twelve (12) months after the issuance date of such additional SPA Note.

The number of shares of Common Stock issuable upon conversion of any SPA Note will be determined by dividing (x) the portion of the principal, interest, or other amounts outstanding under such SPA Note to be converted by (y) the Conversion Price. The Conversion Price of the Third Tranche Note is initially $1.76 per share and the Conversion Price of the Fourth Tranche Note is initially $3.16 (each, a “Fixed Price”). Beginning on the three (3) month anniversary of the issuance date of each SPA Note, and on the same day of each third month thereafter (each, a “Fixed Price Reset Date”), the Conversion Price will be reduced to the lower of (i) the then-effective Conversion Price or (ii) 90% of the lowest daily VWAP during the ten (10) consecutive trading days immediately prior to such Fixed Price Reset Date (the “Variable Price”), provided that the Conversion Price cannot be lower than the Floor Price (as defined in the SPA Notes) then in effect. Further, subject to the rules of the NYSE American LLC, or any successor thereto, the Company may, during the term of any SPA Notes, reduce the then current Conversion Price of any such SPA Notes to any amount and for any period of time deemed appropriate by the Board.

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Additionally, on any trading day on which the aggregate trading value of the Common Stock (as reported on Bloomberg) is equal to or greater than $250,000 between 4:30 a.m. and 11:00 a.m. eastern time, the Conversion Price on such trading day (and only for such trading day) will be reduced to the lowest of (i) the Variable Price, (ii) the lowest price traded on such trading day until 11:00 a.m. eastern time, subject to the Floor Price then in effect or (iii) the then-effective Conversion Price. Upon the occurrence of an Event of Default (as defined in the SPA Notes), with respect to any Event of Default, the Event of Default Conversion Price (as defined in the SPA Notes) will be the lower of (i) the then effective Conversion Price or (ii) 85% of the lowest daily VWAP during the ten (10) consecutive trading days immediately prior to the date that the Selling Stockholder delivers a conversion notice any time after the occurrence of an Event of Default or an Event of Default Redemption Notice (as defined in the SPA Notes), as applicable, subject to the Floor Price.

The initial Floor Price for the Third Tranche Note is $0.2928 per share and the initial Floor Price for the Fourth Tranche Note is $0.6128 per share. However, beginning on the six (6) month anniversary of a SPA Note’s issuance, and on the same day of every six (6) months thereafter (each, a “Floor Price Reset Date”), the Floor Price will be reduced to 20% of the average VWAP during the five (5) trading days immediately prior to such Floor Price Reset Date. Additionally, the Company may reduce the Floor Price to any amount set forth in a written notice to the SPA Note holder, provided that any such reduction will be irrevocable and will not be subject to increase thereafter.

Interest on the outstanding principal balance of each SPA Note will accrue at an annual rate equal to 4.0% (the “Interest Rate”) and interest may be paid in cash or shares of Common Stock. Each SPA Note will contain customary events of default and the Interest Rate will increase to an annual rate of 18.0% upon the occurrence of an Event of Default.

Aggregate sales pursuant to the SPA would result in significant dilution to existing stockholders, reducing their collective ownership percentage from 100% to approximately 7% of the outstanding shares of Common Stock assuming no other changes in the capital structure. As of the date of this prospectus, an aggregate of 3,871,421 shares of Common Stock have been issued to the Selling Stockholder upon conversions of the First Tranche Note and the Second Trance Note, and the maximum number of shares of Common Stock issuable upon conversion of the Third Tranche Note, the Fourth Tranche Note, and all future SPA Notes issuable pursuant to the SPA is 127,111,065 shares, assuming that all the SPA Notes remain outstanding until their respective maturity date and that the Payment Premium (as defined in the SPA Notes) and interest on the SPA Notes are paid in shares of Common Stock, using the current Floor Price of the Third Tranche Note, subject to adjustments. However, a SPA Note holder will not have the right to convert any portion of a SPA Note (including the Third Tranche Note and Fourth Tranche Note), to the extent that, after giving effect to such conversion, the holder (together with certain of its affiliates and other related parties) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”) and such maximum number of shares may increase or decrease due to, including but not limited to, (i) changes in the amount of principal, interest, or other amounts outstanding under the SPA Notes; (ii) a reduction of the Conversion Price on a Fixed Price Reset Date; (iii) a reduction of the Conversion Price on a trading day on which the aggregate trading value of the shares of Common Stock (as reported by Bloomberg) is equal to or greater than $250,000; (iv) a reduction of the Conversion Price as a result of an Event of Default; (v) a reduction of the Conversion Price as a result of a Dilutive Issuance (as defined below); or (vi) a reduction of the Floor Price on a Floor Price Reset Date. Furthermore, in no case will the Company issue shares of Common Stock in excess of the then-authorized number of shares of Common Stock that the Company is authorized to issue pursuant to its Certificate of Incorporation. In this regard, the SPA only requires that the Company have authorized and reserved a sufficient number of shares of Common Stock that would be issuable upon the conversion of any SPA Notes then outstanding. If necessary, the Company will seek separate stockholder approval of an additional increase to the number of authorized shares of Common Stock that the Company may issue prior to closing on additional SPA Notes that would be convertible into a number of shares of Common Stock in excess of the amount of shares that the Company is then authorized to issue.

A SPA Note holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. A SPA Note holder may waive any beneficial ownership limitation, only as to itself, upon at least sixty-one (61) days prior notice.

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If, any time after the issuance date of a SPA Note, and from time to time thereafter, an “Amortization Event” occurs, then the Company will be required to make monthly payments beginning on the seventh (7th) trading day after the Amortization Event Date (as defined in the Notes) and continuing on the same day of each successive calendar month until the entire outstanding principal amount of any outstanding SPA Notes is repaid. Each such monthly payment will be in an amount equal to the sum of (i) one sixth of the aggregate principal amount outstanding for all SPA Notes (the “Amortization Principal Amount”), plus (ii) 20% of such Amortization Principal Amount, and (iii) accrued and unpaid interest as of each payment date. An “Amortization Event” is defined in the SPA Notes as (i) the daily VWAP being less than the Floor Price then in effect for three (3) trading days during a period of five (5) consecutive trading days, (ii) the Company’s failure to obtain stockholder approval within seventy-five (75) days after the date of the First Tranche Note, or (iii) the Company being in material breach of the Registration Rights Agreement (described below), and such breach remains uncured for a period of twenty (20) trading days, or the occurrence of certain events set forth in the Registration Rights Agreement. The obligation of the Company to make monthly payments related to an Amortization Event will cease upon cure of the Amortization Event, pursuant to the terms of the SPA Notes.

At any time any SPA Notes remain outstanding, the Company is prohibited from effecting, entering into an agreement to effect, or announcing, any issuance, offer, sale, grant of any option or right to purchase, or other disposal of any equity security or any equity-linked or related security, any stock or securities directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock (“Convertible Securities”), preferred stock or repurchase rights involving a “Variable Rate Transaction” without the written consent of the Selling Stockholder in its sole discretion. “Variable Rate Transaction” means a transaction in which the Company or any subsidiary of the Company (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering) whereby the Company or any subsidiary of the Company may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). The Selling Stockholder is entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuances, which remedy shall be in addition to any right to collect damages. The restrictions contemplated in this paragraph shall not apply to any issuance of securities pursuant to any equity lines of credit or similar arrangement or transactions between the Company and the Selling Stockholder.

Further, at any time any SPA Notes remain outstanding, the Company is prohibited from effecting or entering into an agreement to effect an issuance or sale of shares of Common Stock (other than in connection with the SPA or a standby equity purchase agreement that may be entered into by and between the Company and the Selling Stockholder), or Convertible Securities, for a consideration per share less than a price equal to the Fixed Price in effect immediately prior to such issue or sale (a “Dilutive Issuance”), if the effect of such Dilutive Issuance is to cause the Company to be required to issue, upon conversion of any SPA Notes, any shares of Common Stock in excess of the number of shares of Common Stock which the Company may issue upon conversion of the SPA Notes without breaching the Company’s obligations under the rules or regulations of the NYSE American.

Pursuant to the terms of the SPA, the Company was required to hold a meeting of stockholders of the Company (the “Stockholder Meeting”) seeking approval of the issuance of all of the shares of Common Stock that may be issuable pursuant to the SPA Notes in compliance with the rules and regulations of the NYSE American (the “Stockholder Approval”). The Company provided each stockholder entitled to vote at a meeting of stockholders of the Company a proxy statement, in each case, in a form reasonably acceptable to the Selling Stockholder and its counsel, at the expense of the Company, with the Company obligated to reimburse the expenses of Selling Stockholder’s counsel incurred in connection therewith. On April 15, 2025, the Company convened its Stockholder Meeting. A total of 502,595 shares of Common Stock, representing approximately 26.44% of the shares outstanding and entitled to vote, were represented in person or by valid proxies at the Stockholder Meeting. As a result, the Company did not achieve a quorum and no business was conducted at the Stockholder Meeting. On May 6, 2025, the Company reconvened the Stockholder Meeting and a total of 623,364 shares of Common Stock, representing approximately 32.79% of the shares outstanding and entitled to vote, were represented in person or by valid proxies at the Stockholder Meeting. As a result, the Company did not achieve a quorum and no business was conducted at the reconvened Stockholder Meeting. Finally, on May 7, 2025, the Company again reconvened the Stockholder Meeting and a total of 635,902 shares of Common Stock, representing approximately 33.45% of the shares outstanding and entitled to vote, were represented in person or by valid proxies at the Stockholder Meeting. As a result, the Company achieved a quorum and obtained the Stockholder Approval.

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The SPA also limited the total cumulative number of shares of Common Stock that may be issued to the Selling Stockholder under the SPA Notes (inclusive of the First Tranche Note and Second Tranche Note), the SPA, and any other transaction documents to 19.99% of the number of shares of Company Common Stock issued and outstanding (the “Exchange Cap”) pursuant to the requirements of Section 713 of the NYSE American Company Guide or other applicable rules of the principal market on which the Company’s securities are listed, except that such limitation no longer applies following the Company’s receipt of Stockholder Approval. The Exchange Cap was calculated based on the number of shares of Company Common Stock issued and outstanding as of the date of the SPA. Prior to the Company’s receipt of Stockholder Approval of the issuance of shares of Common Stock issuable in excess of the Exchange Cap, the Selling Stockholder could not convert any SPA Note into shares of Common Stock to the extent that as a result of such conversion, the number of shares of Common Stock to be issued would exceed 19.99% of the total number of shares of Common Stock outstanding. The Company filed a definitive proxy statement with the SEC to seek the Stockholder Approval at a special meeting of stockholders, and on May 7, 2025, the Company held the Stockholder Meeting and obtained the Stockholder Approval.

In connection with the Initial Closing, the parties entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file an initial registration statement and to use its best efforts to have the registration statement declared effective by the SEC as soon as practicable. Pursuant to the Registration Rights Agreement, we filed a Registration Statement on Form S-1 (File No. 333-287015), which was originally filed with the SEC on May 7, 2025 (as amended, the “First Registration Statement”), that registered the offer and resale by the Selling Stockholder of 4,067,553 shares of Common Stock, issuable to the Selling Stockholder pursuant to conversions under the First Tranche Note and the Second Tranche Note. The First Registration Statement was declared effective by the SEC on May 14, 2025. Since the number of shares of Common Stock available under the First Registration Statement does not cover the shares of Common Stock issuable to the Selling Stockholder pursuant to conversions under the Third Tranche Note or the Fourth Tranche Note, we were required to file at least one additional registration statement. Accordingly, on October 22, 2025, we filed the registration statement of which this prospectus forms a part with the SEC to register an additional 17,205,459 shares of Common Stock for offer and resale by the Selling Stockholder.

The SPA, Notes, and Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, the Selling Stockholder represented to the Company that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The Company offered and issued the Notes and offered and will issue any additional SPA Notes, and the shares of Common Stock issuable pursuant to the Notes and additional SPA Notes, in reliance upon the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

NYSE American Compliance

Our Common Stock is currently listed on the NYSE American under the symbol “SOAR”. On June 18, 2024, the Company received a notice from the NYSE American (the “Deficiency Letter”) advising the Company that it was not in compliance with the NYSE American continued listing standards set forth in (i) Section 1003(a)(i) of the NYSE American Company Guide (the “Company Guide”) requiring a company to have stockholders’ equity of at least $2.0 million if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years and (ii) Section 1003(a)(ii) of the Company Guide requiring a company to have stockholders’ equity of at least $4.0 million if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years (collectively, the “Minimum Stockholders’ Equity Requirements”). On July 18, 2024, the Company submitted a plan (the “Compliance Plan”) to the NYSE American outlining certain actions the Company has taken and will take to regain compliance with the Minimum Stockholders’ Equity Requirements by December 18, 2025. These actions include, among others, implementing certain cost savings measures that the Company initiated during the second quarter of 2024 and entering into the SPA.

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On September 5, 2024, NYSE American notified the Company that NYSE American accepted the Compliance Plan and granted the Company through December 18, 2025, to regain compliance with the Minimum Stockholders’ Equity Requirements (the “Compliance Period”). During the Compliance Period, the Company is subject to quarterly review by NYSE American to determine if the Company is making progress consistent with the Compliance Plan. If the Company does not regain compliance with the Minimum Stockholders’ Equity Requirements by December 18, 2025, or if the Company does not make sufficient progress consistent with its Compliance Plan, then the NYSE American may initiate delisting proceedings to delist the Company’s Common Stock from the NYSE American.

The Company is committed to regaining compliance with the Minimum Stockholders’ Equity Requirements. Although the Company believes it will be able to achieve compliance with the Minimum Stockholders’ Equity Requirements, there can be no assurance that the Company will be able to regain compliance with such requirements or maintain compliance with any other listing requirements within the time frame required by NYSE American or at all. If NYSE American determines that the Company fails to meet the continued listing standards of NYSE American, the Company’s Common Stock may be delisted from NYSE American.

Recent Events

On July 28, 2025, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Volato Merger Subsidiary, Inc., a Nevada corporation and wholly-owned subsidiary of Volato (“Merger Sub”), and M2i Global, Inc., a Nevada corporation (“M2i Global”), pursuant to which Merger Sub will merge with and into M2i Global, with M2i Global surviving the merger as a wholly-owned subsidiary of Volato (together with all other transactions contemplated by the Merger Agreement, the “Merger”). The Merger is subject to approval by the Company’s stockholders and other customary closing conditions. Upon consummation of the Merger it is currently expected that M2i Global’s stockholders will own approximately 85% of the combined company.

The Company does not believe that the proposed Merger will have an impact on this offering. For more information regarding M2i Global and the proposed Merger, please refer to the Current Report on Form 8-K filed by the Company with the SEC on July 29, 2025.

Corporate Information

Our business mailing address is 1954 Airport Rd., Suite 124, Chamblee, Georgia 30341 and our telephone number is 844-399-8998. We also maintain a website at flyvolato.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. You should not rely on any such information in making the decision of whether to purchase our securities.

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THE OFFERING

Terms of the offering	The Selling Stockholder and any of its pledgees, assignees and successors-in-interest will determine when and how it sells the Conversion Shares offered in this prospectus and may, from time to time, sell any or all of its shares covered hereby on the NYSE American or any other stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions. These sales may be at fixed or negotiated prices. See “Plan of Distribution.”

Common Stock offered by Selling Stockholder	Up to 17,205,459 shares of Common Stock.

Common Stock outstanding prior to this offering	7,444,273 shares of Common Stock (as of November 10, 2025).

Common Stock to be outstanding after this offering	24,649,732 shares of Common Stock, assuming the sale of all of the Conversion Shares.

Use of proceeds

The Selling Stockholder will receive all of the proceeds from the sale of the Conversion Shares offered for sale by it under this prospectus. We will not receive any proceeds from the sale of the Conversion Shares offered by the Selling Stockholder.

We received (i) $2,700,000 in aggregate gross proceeds in connection with the issuance and sale of the Third Tranche Note and (ii) $1,998,000 in aggregate gross proceeds in connection with the issuance and sale of the Fourth Tranche Note (in each case, after giving effect to the 10% original issue discount for such Notes). We used, and intend to use, the net proceeds from the sale of the Notes for general corporate and working capital purposes. Our management will have broad discretion in the application of such proceeds.

For more information, see “Use of Proceeds.”

Risk factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our Common Stock.

Market for the Common Stock	Our Common Stock is traded on the NYSE American under the symbol “SOAR”.

The number of shares of our Common Stock to be outstanding upon completion of this offering is based on 7,444,273 shares of our Common Stock outstanding as of November 10, 2025 and excludes:

●	49,713 shares of Common Stock issuable upon exercise of options outstanding as of November 10, 2025;

●	52,939 shares of Common Stock available for future issuance under the Company’s 2021 Stock Incentive Plan as of November 10, 2025;

●	21,855 shares of Common Stock available for future issuance under the Company’s 2023 Stock Incentive Plan as of November 10, 2025;

●	98,364 shares of Common Stock available for future issuance under the Company’s 2025 Stock Incentive Plan as of November 10, 2025;

●	552,000 shares of Common Stock issuable upon the exercise of public warrants as of November 10, 2025; and

●	609,040 shares of Common Stock issuable upon the exercise of private placement warrants as of November 10, 2025.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, on file with the SEC, and those risk factors identified in reports subsequently filed with the SEC, including our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. In addition to the information, documents or reports included or incorporated by reference in this prospectus and, if applicable, any prospectus supplement or other offering materials, you should carefully consider the risks described below in addition to the other information contained in this prospectus, before making an investment decision. Our business, financial condition or results of operations could be harmed by any of these risks. As a result, you could lose some or all of your investment in our Common Stock. The risks and uncertainties described below are not the only ones we face. Additional risks not currently known to us or other factors not perceived by us to present significant risks to our business at this time also may impair our business operations. Certain statements in this section, or which are incorporated by reference in this section, are forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements discussed under “Cautionary Note Regarding Forward-Looking Statements” in this prospectus. For additional information, see “Where You Can Find More Information.”

Risks Related to This Offering

The Selling Stockholder may choose to sell the Conversion Shares at prices below the current market price of our Common Stock.

The Selling Stockholder is not restricted as to the prices at which it may sell or otherwise dispose of the Conversion Shares covered by this prospectus. Sales or other dispositions of the Conversion Shares below the then-current market price of the Common Stock could adversely affect the market price of our Common Stock.

Investors who buy shares at different times may pay different prices.

Investors who purchase shares in this offering at different times may pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. The Selling Stockholder may sell such shares at different times and at different prices. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of sales made by us in future transactions to the Selling Stockholder at prices lower than the prices they paid.

Resales of our shares of Common Stock in the public market by our stockholders as a result of this offering may cause the market price of our Common Stock to fall.

Sales of substantial amounts of our Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Stock. The issuance of new shares of Common Stock could result in resales of our Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of Common Stock or other equity or debt securities exercisable or convertible into Common Stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

Stockholders may experience dilution of their ownership interest due to the issuance of additional shares of Common Stock upon the conversion of the Notes, especially since the Notes have fluctuating conversion rates that are set at a discount to market prices of our shares of Common Stock during the period immediately following conversion.

As of November 10, 2025, the Company had 7,444,273 shares of Common Stock issued and outstanding. We are registering for resale by the Selling Stockholder up to 17,205,459 shares of Common Stock issuable upon conversion of the Notes. Additionally, as of the date of this prospectus, an aggregate of 3,871,421 shares of Common Stock have been issued to the Selling Stockholder upon conversions of the First Tranche Note and the Second Trance Note, and the maximum number of shares of Common Stock issuable upon conversion of the Third Tranche Note, the Fourth Tranche Note, and all future SPA Notes issuable pursuant to the SPA is 127,111,065 shares, assuming that all the SPA Notes remain outstanding until their respective maturity date and that the Payment Premium (as defined in the SPA Notes) and interest on the SPA Notes are paid in shares of Common Stock, using the current Floor Price of the Third Tranche Note, subject to adjustments. Accordingly, our existing stockholders may experience substantial dilution as a result of the issuance of shares of Common Stock to the Selling Stockholder pursuant to the terms of the SPA Notes and aggregate sales pursuant to the SPA could reduce their collective ownership percentage from 100% to approximately 7% of the outstanding shares of Common Stock, assuming no other changes in the capital structure. However, the number of shares of our Common Stock ultimately offered for resale by the Selling Stockholder under this prospectus is dependent upon the number of shares of Common Stock ultimately issued to the Selling Stockholder pursuant to the terms of the SPA Notes.

The Conversion Shares will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our Common Stock may be sold in the public market following this offering. If there are significantly more shares of our Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered Common Stock and sellers remain willing to sell our Common Stock. The issuance of the Conversion Shares or any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could also adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.

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The following table sets forth, for illustrative purposes only, the aggregate amount of our common stock issuable to the Investor under the SPA at varying purchase prices and the percentage of outstanding common stock after giving effect to the applicable 4.99% or 9.99% Beneficial Ownership Limitation.

Assumed Average Price Per Share (1)		Number of Common Shares to be Issued, After Giving Effect to the 4.99% Beneficial Ownership Limitation	Percentage of Outstanding Common Stock After Giving Effect to the Issuance to the Investor, Subject to the 4.99% Beneficial Ownership Limitation (2)	Number of Common Shares to be Issued, After Giving Effect to the 9.99% Beneficial Ownership Limitation	Percentage of Outstanding Common Stock After Giving Effect to the Issuance to the Investor, Subject to the 9.99% Beneficial Ownership Limitation (3)
$0.2928	(4)	390,979	4.99%	826,222	9.99%
$0.6128	(5)	390,979	4.99%	826,222	9.99%
$1.7600	(6)	390,979	4.99%	826,222	9.99%
$3.1600	(7)	390,979	4.99%	826,222	9.99%

(1) For the avoidance of any doubt, this price reflects the purchase price after calculation (i.e. after discounts to the market price of our shares) in accordance with the terms of the initial tranche Note and the SPA.

(2) The denominator is based on 7,444,273 shares of our common stock outstanding as of November 10, 2025, adjusted to include the issuance of the number of shares of common stock set forth in the second column which we would have issued to the Investor based on the applicable assumed purchase price per share and assuming that (i) all Notes remain outstanding until their respective maturity dates and (ii) the Payment Premium (as defined in the Notes) and interest on the Notes are paid in shares of common stock subject to the limitation on issuance pursuant to the 4.99% Beneficial Ownership Limitation.

(3) The denominator is based on 7,444,273 shares of our common stock outstanding as of November 10, 2025, adjusted to include the issuance of the number of shares of common stock set forth in the second column which we would have issued to the Investor based on the applicable assumed purchase price per share and assuming that (i) all Notes remain outstanding until their respective maturity dates and (ii) the Payment Premium (as defined in the Notes) and interest on the Notes are paid in shares of common stock, subject to the limitation on issuance pursuant to the 9.99% Beneficial Ownership Limitation.

(4) Represents the Floor Price of the Third Tranche Note.

(5) Represents the Floor Price of the Fourth Tranche Note.

(6) Represents the Conversion Price of the Third Tranche Note.

(7) Represents the Conversion Price of the Fourth Tranche Note.

In addition, in order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share as prior issuances of Common Stock. This includes, without limitation, consummating additional transactions involving the Notes. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share previously paid by investors, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or securities convertible into Common Stock in future transactions may be higher or lower than the prices per share. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.

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We will have broad discretion as to the proceeds that we receive from the sale of the Notes under the SPA, and we may not use the proceeds effectively.

We will not receive any of the proceeds from the sale of the Conversion Shares by the Selling Stockholder pursuant to this prospectus. We received (i) $4,050,000 in aggregate gross proceeds in connection with the issuance and sale of the First Tranche Note, (ii) $1,350,000 in aggregate gross proceeds in connection with the issuance and sale of the Second Tranche Note, (iii) $2,700,000 in aggregate gross proceeds in connection with the issuance and sale of the Third Tranche Note, and (iv) $1,998,000 in aggregate gross proceeds in connection with the issuance and sale of the Fourth Tranche Note (in each case, after giving effect to the 10% original issue discount for such Notes). We used, and intend to use, the net proceeds from the sale of the Notes for general corporate and working capital purposes. Our management will have broad discretion in the application of such proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and we could spend the proceeds in ways our stockholders may not agree with or that do not yield a favorable return, if at all. You will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used in a manner agreeable to you. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our Common Stock to decline.

Neither we nor the Selling Stockholder have authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus and the registration statement of which this prospectus forms a part. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. Neither we nor the Selling Stockholder have authorized any other party to provide you with information concerning us or this offering of Conversion Shares, and such recipients should not rely on this information.

As a result of the shutdown of the federal government, we have determined to rely on Section 8(a) of the Securities Act to cause the registration statement of which this prospectus forms a part to become effective automatically. Our reliance on Section 8(a) could result in a number of adverse consequences, including the potential for a need for us to file a post-effective amendment and distribute an updated prospectus to investors, or a stop order issued preventing use of the registration statement, and a corresponding substantial stock price decline, litigation, reputational harm or other negative results.

The registration statement of which this prospectus forms a part is expected to become automatically effective by operation of Section 8(a) of the Securities Act on the 20th calendar day after the most recent amendment of the registration statement filed with the SEC, in lieu of the SEC declaring the registration statement effective following the completion of its review. Although our reliance on Section 8(a) does not relieve us and other parties from the responsibility for the adequacy and accuracy of the disclosure set forth in the registration statement and for ensuring that the registration statement complies with applicable requirements, use of Section 8(a) poses a risk that, after the date of this prospectus, we may be required to file a post-effective amendment to the registration statement and distribute an updated prospectus to investors, or otherwise abandon this offering, if changes to the information in this prospectus are required, or if a stop order under Section 8(d) of the Securities Act prevents continued use of the registration statement. These or similar events could cause the trading price of our Common Stock to decline substantially, result in securities class action or other litigation, and subject us to significant monetary damages, reputational harm and other negative results.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations, financial position, market size and opportunity, our business strategy and plans, the factors affecting our performance and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if,” the negative of such terms, or other similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors.” Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	our ability to successfully implement our growth strategies;

●	our ability to expand existing products and service offerings or launch new products and service offerings;

●	our ability to achieve or maintain profitability in the future;

●	our ability to regain compliance with all continued listing requirements of the NYSE American and maintain the listing of our Common Stock on the NYSE American;

●	geopolitical events and general economic conditions;

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●	our ability to grow complementary products and service offerings;

●	our ability to adequately integrate past and future acquisitions into our business;

●	our ability to operate in a competitive market;

●	our ability to retain or attract key employees or other highly qualified personnel;

●	our ability to obtain or maintain adequate insurance coverage;

●	our ability to build and maintain strong brand identity for our products and services and expand our customer base;

●	our ability to respond to a failure in our technology to operate our business;

●	our ability to obtain financing or access capital markets in the future;

●	our ability to respond to regional downturns or severe weather or catastrophic occurrences or other disruptions or events;

●	our ability to respond to existing or new adverse regulations or interpretations thereof;

●	our ability to successfully defend litigation or investigations;

●	the impact of changes in U.S. tax laws;

●	our public securities’ potential liquidity and trading; and

●	other factors detailed under the section entitled “Risk Factors.”

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

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USE OF PROCEEDS

The Selling Stockholder will receive all of the proceeds of the sale of shares of Common Stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of Common Stock that may be sold from time to time pursuant to this prospectus.

However, we received (i) $2,700,000 in aggregate gross proceeds in connection with the issuance and sale of the Third Tranche Note and (ii) $1,998,000 in aggregate gross proceeds in connection with the issuance and sale of the Fourth Tranche Note (in each case, after giving effect to the 10% original issue discount for such Notes). We used, and intend to use, the net proceeds from the sale of the Notes for general corporate and working capital purposes. Our management will have broad discretion in the application of such proceeds.

The Selling Stockholder will pay all incremental selling expenses relating to the sale of the Conversion Shares, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Stockholder. We will bear all other costs, fees and expenses incurred in effecting the registration of the Conversion Shares covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, NYSE American listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDER

The Selling Stockholder listed in the table below may from time to time offer and sell any or all of the Conversion Shares set forth below pursuant to this prospectus. When we refer to the Selling Stockholder in this prospectus, we refer to the entity listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Stockholder’s interest in the Conversion Shares after the date of this prospectus.

The following table sets forth certain information provided by or on behalf of the Selling Stockholder concerning the Conversion Shares that may be offered from time to time by the Selling Stockholder pursuant to this prospectus. The Selling Stockholder identified below may have sold, transferred or otherwise disposed of all or a portion of their Conversion Shares after the date on which it provided us with information regarding such securities. Moreover, the Conversion Shares identified below include only the Conversion Shares being registered for resale. Any changed or new information given to us by the Selling Stockholder, including regarding the identity of, and the Company’s securities held by, the Selling Stockholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. The Selling Stockholder may sell all, some or none of the Conversion Shares in this offering. See “Plan of Distribution.”

Other than as described below or elsewhere in this prospectus, the Selling Stockholder does not have, and has not had, any material relationship with us or any of our predecessors or affiliates within the past three years.

The number of shares of Common Stock beneficially owned by the Selling Stockholder is determined under rules promulgated by the SEC. Beneficial ownership prior to this offering assumes that all shares issuable upon conversion of the Third Tranche Note are issued by the Company to the Selling Stockholder, subject to the Beneficial Ownership Limitation, but the number of shares of Common Stock and percentage set forth in the final two columns below assume that all Conversion Shares being offered by the Selling Stockholder are sold and does not give effect to any limitations on conversions of the Notes, including without limitation, conversions that would result in the Selling Stockholder holding a number of shares of Common Stock in excess of the applicable Beneficial Ownership Limitation.

Name and address of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Maximum Number of Conversion Shares to be Sold Pursuant to this Prospectus (2)	Number of Shares of Common Stock Beneficially Owned After Offering (2)	Percentage Beneficially Owned After Offering (2)
JAK Opportunities IX, LLC (3)	390,979	17,205,459	—	—

(1)	Includes and assumes up to 390,979 shares of Common Stock are issuable to the Selling Stockholder upon conversion of the Third Tranche Note and the Fourth Tranche Note, after giving effect to the 4.99% Beneficial Ownership Limitation, and excludes 16,814,480 shares of Common Stock that are not immediately issuable to the Selling Stockholder upon conversion of the Third Tranche Note and the Fourth Tranche Note as a result of the 4.99% Beneficial Ownership Limitation.

(2)	Assumes that (i) all shares of Common Stock issuable upon conversion of the Third Tranche Note and the Fourth Tranche Note are issued, irrespective of the Beneficial Ownership Limitation, and (ii) the Selling Stockholder will sell all of the Conversion Shares offered by it under this prospectus.

(3)	The principal business address for the Selling Stockholder is c/o ATW Partners Opportunities Management, LLC, 1 Pennsylvania Plaza, Suite 4810, New York, NY 10119. The Selling Stockholder is wholly-owned by ATW Opportunities Master Fund II, L.P. (the “Fund”). ATW Partners Opportunities Management, LLC serves as the investment manager to the Fund (the “Adviser”). Antonio Ruiz-Gimenez and Kerry Propper serve as the managing members of the Adviser (the “Managing Members”). The Fund, the Adviser and the Managing Members may be deemed to have shared voting and dispositive power with respect to the Shares beneficially owned by JAK IX. The Fund, Adviser and the Managing Members each disclaim beneficial ownership of the Company’s securities reported herein except to the extent of their pecuniary interest therein.

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PLAN OF DISTRIBUTION

The Selling Stockholder, which as used in this prospectus includes donees, pledgees, transferees or other successors-in-interest selling Conversion Shares or interests in Conversion Shares received after the date of this prospectus from the Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the Conversion Shares covered hereby on any stock exchange, market or trading facility on which the Conversion Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling the Conversion Shares, unless it is contractually bound not to:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of Conversion Shares at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell the Conversion Shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of the Conversion Shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Conversion Shares or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Conversion Shares in the course of hedging the positions they assume. The Selling Stockholder may also sell Conversion Shares short and deliver these Conversion Shares to close out their short positions, or loan or pledge the Conversion Shares to broker-dealers that in turn may sell these Conversion Shares. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Conversion Shares offered by this prospectus, which Conversion Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Stockholder and any broker-dealers or agents that are involved in selling the Conversion Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Conversion Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Conversion Shares.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Conversion Shares. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We have agreed to keep this prospectus effective until the earlier of (i) the date on which all of the Conversion Shares have been sold and (ii) the date on which all of the Conversion Shares have been sold or may be sold pursuant to Rule 144 promulgated under the Securities Act The Conversion Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Conversion Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Conversion Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any other person.

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LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Dykema Gossett PLLC.

EXPERTS

The Company’s consolidated financial statements as of December 31, 2024 and December 31, 2023 incorporated by reference into this prospectus have been audited by Rose, Snyder & Jacobs LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about our ability to continue as a going concern as described in Note 2 to the financial statements). Such financial statements are included in reliance on their report given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 001-41104. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, (i) on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement and (ii) on or after the date of this prospectus but before the completion or termination of this offering:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2025;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 15, 2025;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, filed with the SEC on August 14, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on January 10, 2025, February 14, 2025, April 7, 2025, April 17, 2025, May 7, 2025, May 8, 2025, May 15, 2025, June 9, 2025, June 13, 2025; June 27, 2025, July 21, 2025, July 24, 2025, July 29, 2025, August 14, 2025, September 30, 2025, October 7, 2025, October 17, 2025, and October 27, 2025 (in each case, excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K); and

●	The description of the Company’s capital stock set forth in our Registration Statement on Form S-1/A, filed with the SEC on May 9, 2025, in the section entitled “Description of Capital Stock.”

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Volato Group, Inc.

Attn: Corporate Secretary

1954 Airport Road, Suite 124

Chamblee, Georgia 30341

844-399-8998

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This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into such registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, which includes amendments and exhibits, under the Securities Act and the rules and regulations under the Securities Act for the registration of the Conversion Shares being offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information that is in the registration statement and its exhibits and schedules. Statements in this prospectus that summarize documents are not necessarily complete, and in each case you should refer to the copy of the document filed as an exhibit to the registration statement. The registration statement and other public filings can be obtained from the SEC’s internet site at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. You may request a copy of this prospectus by contacting us at: Volato Group, Inc. at 1954 Airport Rd., Suite 124, Chamblee, Georgia 30341. We also maintain a website at www.flyvolato.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

15

Prospectus

Up to 17,205,459 Shares of Common Stock

November 11, 2025